Exhibit 99.1

Registered number: 12749770

MONAVATE HOLDINGS LIMITED

ANNUAL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025 AND 2024

MONAVATE HOLDINGS LIMITED

INDEPENDENT AUDITORS’ REPORT

To the Shareholders

Monavate Holdings Limited

We have audited the accompanying consolidated financial statements of Monavate Holdings Limited (the “Company”), which comprise the consolidated balance sheet as of December 31, 2025 and 2024, the related consolidated statements of profit or loss and other comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the periods then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations, changes in equity and cash flows for the year then ended in accordance International Financial Reporting Standards as issued by the IASB.

MONAVATE HOLDINGS LIMITED

INDEPENDENT AUDITORS’ REPORT (CONTINUED)

Other Matter

As explained in 25 to the consolidated financial statements, on April 30, 2026, the Company was sold to Exodus Movement, Inc (“Exodus”). As of that date, the Company became a wholly owned subsidiary of Exodus.

Our opinion on the current year financial statements is not modified in respect of these matters.

/s/ PKF Littlejohn LLP

Azhar Rana (Senior Statutory Auditor)

For and on behalf of

PKF Littlejohn LLP

Statutory Auditor

30 Churchill Place Canary Wharf

London

E14 5RE

15 July 2026

MONAVATE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

	Note	2025 £000	As restated 2024 £000
Continuing operations
Revenue	3	61,454	45,109
Cost of sales		(50,134)	(37,420)

		11,320	7,689
Gross profit
Administrative expenses	4	(15,867)	(11,688)

		(4,547)	(3,999)
Loss from operations
Finance income	8	657	588
Finance expense	8	(907)	(1,844)
Profit on disposal of subsidiary	13	(3,469)	—

Loss before tax		(8,266)	(5,255)
Tax credit/(expense)	9	63	(79)

Loss for the year		(8,203)	(5,334)

Total comprehensive income		(8,203)	(5,334)

The notes on pages 8 to 39 form part of these financial statements.

MONAVATE HOLDINGS LIMITED

REGISTERED NUMBER: 12749770

CONSOLIDATED BALANCE SHEET

AS AT 31 DECEMBER 2025 AND 2024

			As restated
		2025	2024
	Note	£000	£000
Assets
Non-current assets
Property, plant and equipment	11	17	23
Intangible assets	10	5,522	5,675
Trade and other receivables	14	—	67

		5,539	5,765
Current assets
Trade and other receivables	14	4,288	4,493
Cash and cash equivalents	15	6,233	1,358
Cash held in banks in respect of customers	15	209,803	248,853

		220,324	254,704

Total assets		225,863	260,469

Liabilities
Non-current liabilities
Loans and borrowings	17	—	22,378
Deferred tax liability	9	1,142	1,152

		1,142	23,530
Current liabilities
Trade and other liabilities	16	226,483	254,419
Loans and borrowings	17	—	20

		226,483	254,439

Total liabilities		227,625	277,969

Net liabilities		(1,762)	(17,500)

Issued capital and reserves attributable to owners of the parent
Share capital	18	37	10
Share premium reserve		24,866	952
Retained earnings		(26,665)	(18,462)

Total equity		(1,762)	(17,500)

MONAVATE HOLDINGS LIMITED

REGISTERED NUMBER: 12749770

CONSOLIDATED BALANCE SHEET (CONTINUED)

AS AT 31 DECEMBER 2025 AND 2024

The financial statements on pages 1 to 39 were approved and authorised for issue by the board of Directors and were signed on its behalf by:

/s/ Michael Daniel Rolph
Michael Daniel Rolph Director

Date: 15/7/2026

The notes on pages 8 to 39 form part of these financial statements.

MONAVATE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

	Share capital £000	Share premium £000	Retained earnings £000	Total attributable to equity holders of parent £000	Total equity £000
At 1 January 2024 (as previously stated)	10	952	(12,165)	(11,203)	(11,203)
Adjustments on transition to IFRS and prior period error (note 21)	—	—	(963)	(963)	(963)

At 1 January 2024 (as restated)	10	952	(13,128)	(12,166)	(12,166)

Comprehensive income for the year
Loss for the year (as restated - note 21)	—	—	(5,334)	(5,334)	(5,334)

Total comprehensive income for the year	—	—	(5,334)	(5,334)	(5,334)

At 31 December 2024 (as restated)	10	952	(18,462)	(17,500)	(17,500)

At 1 January 2025 (as restated)	10	952	(18,462)	(17,500)	(17,500)
Comprehensive income for the year
Loss for the year	—	—	(8,203)	(8,203)	(8,203)

Total comprehensive income for the year	—	—	(8,203)	(8,203)	(8,203)

Contributions by and distributions to owners
Issue of share capital (note 18)	27	23,914	—	23,941	23,941

Total contributions by and distributions to owners	27	23,914	—	23,941	23,941

At 31 December 2025	37	24,866	(26,665)	(1,762)	(1,762)

The notes on pages 8 to 39 form part of these financial statements.

MONAVATE HOLDINGS LIMITED

COMPANY STATEMENT OF CHANGES IN EQUITY

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

	Share capital £000	Share premium £000	Retained earnings £000	Total equity £000
At 1 January 2024	10	952	(10,388)	(9,426)
Comprehensive income for the year
Loss for the year	—	—	(5,360)	(5,360)

Total comprehensive income for the year	—	—	(5,360)	(5,360)

At 31 December 2024	10	952	(15,748)	(14,786)

At 1 January 2025	10	952	(15,748)	(14,786)
Comprehensive income for the year
Loss for the year	—	—	(5,351)	(5,351)

Total comprehensive income for the year	—	—	(5,351)	(5,351)

Contributions by and distributions to owners
Issue of share capital	27	23,914	—	23,941

Total contributions by and distributions to owners	27	23,914	—	23,941

At 31 December 2025	37	24,866	(21,099)	3,804

The notes on pages 8 to 39 form part of these financial statements.

MONAVATE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

	Note	2025 £000	As restated 2024 £000
Cash flows from operating activities
Loss for the year		(8,203)	(5,334)
Adjustments for
Depreciation of property, plant and equipment	11	18	21
Amortisation of intangible fixed assets	10	3,031	2,728
Finance income		(657)	(588)
Finance expense		907	1,844
Loss on sale of discontinued operations		3,469	—
Income tax expense	9	(63)	79

		(1,498)	(1,250)
Movements in working capital:
Increase in trade and other receivables		(618)	(2,758)
Cash held in banks in respect of customers		(39,050)	205,709
Increase/(decrease) in trade and other payables		9,274	(2,258)

Cash generated from operations		(31,892)	199,443
Income taxes received/(paid)		1	(256)

Net cash (used in)/from operating activities Cash flows from investing activities		(31,891)	199,187
Purchases of property, plant and equipment		(14)	(5)
Proceeds from disposal of property, plant and equipment		1	—
Net cash outflow on disposal of subsidiary		(50)	—
Purchase of intangibles	10	(2,878)	(2,243)
Interest received		657	588

Net cash used in investing activities		(2,284)	(1,660)
Cash flows from financing activities
New secured loans		—	6,014
Interest paid		—	(1,118)

Net cash from financing activities		—	4,896

MONAVATE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

		2025	As restated 2024
		£000	£000
Net (decrease)/increase in cash and cash equivalents		(34,175)	202,423
Cash and cash equivalents at the beginning of year		250,211	47,788

Cash and cash equivalents at the end of the year	15	216,036	250,211

The notes on pages 8 to 39 form part of these financial statements.

	2025	2024
	£000	£000
Cash and cash equivalents at the end of the year comprise:
Cash and cash equivalents	6,233	1,358
Cash held at central banks and other banks in respect of customers	209,803	248,853

	216,036	250,211

Net debt reconciliation

	2025	2024
	£000	£000
Operational cash	6,233	1,358
Borrowings	—	(22,398)

Net finds/(debt)	6,233	(21,040)

The notes on pages 8 to 39 form part of these financial statements

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies

1.1	General information

Monavate Holdings Ltd is a limited liability company incorporated in England. The Registered Office is The Officers Mess Business Centre Royston Road, Duxford, Cambridge, England, CB22 4QH.

These financial statements have been prepared for a period of two years ended 31 December 2025 and 2024.

1.2	Basis of preparation of financial statements

The financial statements have been prepared in accordance with applicable International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (IASB) and in conformity with the requirements of the Companies Act 2006. Amendments to IFRS standards and IFRIC Interpretations effective for the current year, have had no material impact on the financial statements. The Company previously applied FRS 102.

Details of the Group’s accounting policies, including changes during the year, are included below.

The Directors have reviewed the accounting policies and consider that they are appropriate for the Company.

In preparing these financial statements, management has made judgements, estimates and assumptions that affect the application of the Group accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

The areas where judgements and estimates have been made in preparing the consolidated financial statements and their effects are disclosed in note 3.

The financial statements are presented in pounds sterling, are prepared on the going concern basis and under the historical cost convention. However, the financial statements have been modified to include the revaluation of certain financial assets and liabilities. The measurement bases and principal accounting policies of the Company are set out below.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.3	Transition to IFRS - First-time adoption disclosure

These financial statements are the first financial statements of the Group and the Company to be prepared in accordance with IFRS, for the financial year ended 31 December 2025. The date of transition to IFRS was 1 January 2024.

In adopting IFRS for the first time, the Group has applied the requirements of IFRS 1 First time Adoption of International Financial Reporting Standards. IFRS has been applied retrospectively to all periods presented, subject to the mandatory exceptions and optional exemptions available under IFRS 1.

The Group has applied the mandatory exceptions under IFRS 1 and has not applied any optional exemptions.

Impact of Transition

On transition from FRS 102 to IFRS, the Group applied IFRS recognition and measurement principles in accordance with IFRS 1. No material adjustments arose on transition.

During the year, an error was identified in the amortisation of internally generated software in prior periods, where amortisation had not been recognised in accordance with the Company’s accounting policy. This error arose in periods prior to the date of transition (1 January 2024).

In accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, the error has been corrected retrospectively. The cumulative effect has been recognised as an adjustment to opening retained earnings at 1 January 2024, with a corresponding increase in accumulated amortisation of £3,658,927. Of this amount, £2,696,219 relates to the year ended 31 December 2024, with the remainder relating to earlier periods. (Note 21)

1.4	Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including structured entities) controlled by the Company and its subsidiaries. Control is achieved when the Company:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

•	the size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

•	potential voting rights held by the Company, other vote holders or other parties;

•	rights arising from other contractual arrangements; and

•

any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at this time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.4	Basis of consolidation (continued)

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Changes in the Group’s ownership interests in existing subsidiaries

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognised in profit or loss and its calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognised in other comprehensive income in relation to that subsidiary are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRS). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent account under IAS 39, when applicable, the cost on initial recognition of an investment in an associate or a joint venture.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.5	Going concern

The Directors have presented the financial statements on a going concern basis, considering the Company’s forecasts and projections, and the support of the group.

The Company’s liquidity is managed, and therefore has been assessed, on a group basis.

Management has undertaken a robust assessment of its forecasts and future performance to assess the appropriateness of the going concern assumption. It is understood that any judgment made, whilst reasonable at the time, can be valid only at that time and can be overturned by subsequent events. Assessment of external and internal factors influencing this judgement have been considered and the impact measured to validate if these are likely to change the status of going concern.

The Company will continue to invest into its platform, and based on our forecasts and the continued performance seen to date in 2026, as well as confirmation from it’s parent company that there is a further £10 million available funding into the business, the directors have a reasonable expectation that the Group will have adequate resources to continue to meet its obligations as they fall due, and that the Company has adequate resources to continue in operation for the foreseeable future.

The Directors have therefore concluded that the going concern basis is appropriate for the preparation of the accounts.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.6	Revenue

Revenue is recognised in accordance with IFRS 15 – Revenue from Contracts with Customers, when control of services is transferred to the customer, in an amount that reflects the consideration to which the Company expects to be entitled.

The Company primarily generates revenue from customer transaction activity and related service fees. Contracts with customers typically consist of a series of distinct services that are either satisfied at a point in time, when transactions are processed, or over time, where the Company provides ongoing access to its platform.

The Company assesses whether it acts as principal or agent in each arrangement. Where the Company controls the service before transfer to the customer, revenue is recognised on a gross basis. Where the Company acts as an agent, revenue is recognised net of amounts collected on behalf of third parties.

Revenue is measured at the consideration expected to be received, net of VAT and other sales taxes. Variable consideration, including chargebacks and reversals, is recognised when it is highly probable that a significant reversal will not occur.

Revenue streams are disaggregated as set out below.

1) Scheme fee Revenue: As part of Monavate being a principal member and being able to offer Monavate’s sponsorship services to its contracted customers, Monavate incurs charges for this membership and service offering, including the ability to process transactions on the schemes’ platform. These costs are collectively known as “Scheme Costs” and are billed to Monavate by the schemes.

Monavate applies a scheme assignment concept, excluding project fees, splitting its costs into scheme A, B and C fees, along with a classification of pass through and non pass through costs.

Monavate has assessed that it acts as principal in providing these services, as it controls the scheme services before they are transferred to the customer. Accordingly, revenue is recognised on a gross basis, including amounts classified as pass through. Scheme fee revenue represents a stand ready performance obligation, as Monavate provides continuous access to scheme membership and transaction processing services. Revenue is recognised over time as these services are provided to customers. Where Monavate charges customers based on the classification of A, B or C fees, revenue is recognised in line with the provision of the underlying services to which those fees relate.

2) Interchange Revenue: Interchange is a fee typically paid by acquirers (retailers’ bank) to issuers (cardholders’ bank), to recognise the value delivered in accepting payments. This is facilitated through card scheme networks such as Mastercard or Visa. Monavate, as the issuer, receives positive and negative interchange relating to sales (positive), reversals and chargebacks (negative). Each transaction represents a separate performance obligation, which is satisfied at a point in time, being when the transaction is authorised and processed. Interchange includes variable consideration, reflecting the impact of reversals and chargebacks. Revenue is recognised when it is highly probable that a significant reversal will not occur. The full amount of interchange is payable to Monavate and is recognised as revenue, with presentation reflecting the Company’s assessment of whether it acts as principal or agent.

3) Setup fees: A set-up fee is a charge invoiced to a customer for getting a customer live. This includes activities such as onboarding, migration or configuration for a new client. An assessment is made as to whether these activities transfer a distinct service to the customer. Where they do not represent a separate performance obligation, the set-up fee is deferred and recognised over time in line with the delivery of the related services. Where the activities represent a distinct performance obligation, revenue is recognised at a point in time when the service is delivered.

4) Monthly Minimums: A contractual monthly minimum is applicable to certain customers. This is the minimum revenue value Monavate can invoice for within the given period. The amount differs according to each customer and has different mechanisms upon which it can be applied, including tiered charging.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.6	Revenue (continued)

This represents a stand-ready performance obligation, as Monavate provides continuous access to its services over the contract period. Revenue is recognised over time, as the services are provided and the customer simultaneously receives and consumes the benefits of those services.

5) Transaction/Load Revenue: A contractual charge is applied on certain transactions and loads, as detailed within each customer’s commercial terms. This is different by customer and has variable criteria on which the amount is applied, including tiered charging. Each transaction or load represents a separate performance obligation, which is satisfied at a point in time, being when the service is delivered (i.e. when the transaction or load is processed). Where the transactional or load value is greater than the contractual monthly minimum, the transaction / load revenue is applied. Where services happen over a longer period, revenue is recognised over time, by reference to the stage of completion. Revenue represents the total amount receivable by the Company in respect of services supplied during the period and is recognised net of any applicable VAT.

1.7 Intangible assets

Software

When internally generated and purchased software will provide future benefit to the Company, it is capitalised and recorded at cost, less receipts from other 3rd parties. After recognition, software is measured at cost less any accumulated amortisation and any accumulated impairment losses. Software is amortised on a straight line basis over the estimated useful life of the asset, which is generally three years.

At each reporting date the Company assesses whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is determined which is the higher of its fair value less costs to sell and its value in use. An impairment loss is recognised where the carrying amount exceeds the recoverable amount.

Research costs and capitalisation of development

Research expenditure is written off to the Statement of Profit and Loss and Other Comprehensive Income as incurred.

Development expenditure is capitalised as an intangible asset where the Group can demonstrate:

•	the technical feasibility of completing the asset so that it will be available for use;

•	its intention to complete the asset and use or sell it;

•	its ability to use or sell the asset;

•	that the developed asset will generate probable future economic benefits;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the asset; and

•	its ability to measure reliably the expenditure attributable to the asset.

Such capitalised costs are amortised over their estimated useful life. Where these criteria are not met, development costs are expensed as incurred.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.8	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

1.9	Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment. Any gain or loss on disposal of an item of property, plant and equipment is recognised in profit or loss. Subsequent expenditure is capitalised only if it is probable that the future economic benefits associated with the expenditure will flow to the Group.

Depreciation is provided on all other items of property, plant and equipment so as to write off their carrying value over their expected useful economic lives. It is provided at the following range:

Fixtures and fittings	3 years
Computer equipment	3 years

1.10	Interest income

Interest income is recognised in profit or loss using the effective interest method.

1.11	Current and deferred taxation

The tax expense for the period comprises current and deferred tax. Tax is recognised in the statement of comprehensive Income except that a charge attributable to an item of income and expense recognised as other comprehensive income or to an item recognised directly in equity is also recognised in other comprehensive income or directly in equity respectively.

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the balance sheet date in the countries where the Company operates and generates income.

Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date, except that:

•	The recognition of deferred tax assets is limited to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits; and

•	Any deferred tax balances are reversed if and when all conditions for retaining associated tax allowances have been met.

Deferred tax balances are not recognised in respect of permanent differences. Deferred income tax is determined using tax rates and laws that have been enacted or substantively enacted by the reporting date.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.12	Foreign currency translation

Functional and presentation currency

The Company’s functional and presentational currency is Sterling.

Transactions and balances

Foreign currency transactions are converted into the functional currency using spot exchange rates on the date of when the revenue is recognised.

At each year end foreign currency monetary items are revalued using the year end spot rate. Non- monetary items measured at historical cost are converted using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Foreign exchange gains and losses resulting from the settlement of transactions and from the revaluation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the statement of comprehensive income.

1.13	Cash and cash equivalents

Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours.

Cash held for clients is recorded separately from the operational funds of the business. Relevant funds are safeguarded under the Group’s 2EMD licence and held at an authorised credit institution. Cash held for clients is further segregated between the product lines that it relates to.

Safeguarded client funds

The Group holds funds on behalf of customers. Client funds are held in segregated bank accounts with authorised credit institutions and are legally separate from the Group’s own operating funds. These balances are not available for use by the Group and are not subject to claims by the Group’s creditors.

Safeguarded client funds are recognised as cash and cash equivalents, with a corresponding liability recognised within trade and other payables. The recognition of both the asset and liability reflects the Group’s custodial role and does not affect the Group’s equity, profit or loss, or liquidity.

1.14	Leases

At the commencement date of a lease, the Company recognises a right-of-use asset and a corresponding lease liability. The lease liability is measured at the present value of the lease payments, discounted using the interest rate implicit in the lease, or the incremental borrowing rate where that rate cannot be readily determined.

The right-of-use asset is initially measured at cost and subsequently depreciated on a straight-line basis over the lease term.

Interest expense is recognised on the lease liability using the effective interest method.

The Company has elected to apply the exemptions available for short-term leases and leases of low- value assets. Payments associated with these leases are recognised on a straight-line basis over the lease term.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.15	Amounts received from other 3rd parties

Amounts received from other 3rd parties, for development of the processing platform, have been utilised against associated costs, The balance unutilised at the year end are included in Creditors due within one year, and will be utilised against future costs.

1.16	Financial instruments

Financial instruments are recognised when the company becomes a party to the contractual provisions.

They are measured, at initial recognition, at fair value plus transaction costs, if any.

All regular purchases or sales of financial assets are recognised and derecognised on a trade date basis.

Financial assets – classification

Financial assets are classified at initial recognition based on the company’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. Financial assets are classified as measured at amortised cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”).

A financial asset is classified at amortised cost where it is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest. A financial asset is classified at FVOCI where it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and the contractual terms meet the solely payments of principal and interest criterion. All other financial assets are classified as FVTPL.

The company’s financial assets primarily comprise trade and other receivables and cash and cash equivalents, which are held to collect contractual cash flows and are therefore measured at amortised cost.

The material accounting policies for each type of financial instrument held by the company are presented below:

Trade and other receivables

Trade and other receivables, excluding, when applicable, VAT and prepayments, are measured, subsequent to initial recognition, at amortised cost.

The amortised cost is the amount recognised on the receivable initially, minus principal repayments, plus cumulative amortisation (interest) using the effective interest method of any difference between the initial amount and the maturity amount, adjusted for any loss allowance.

The accounting policy for impairment of trade and other receivables is set out in the loss allowances and write offs accounting policy.

Impairment of financial assets

The Group recognises loss allowances for expected credit losses (“ECL”) on financial assets measured at amortised cost, including trade receivables.

The Group does not formally apply the IFRS 9 simplified approach. However, in practice, the Group’s impairment methodology results in the recognition of lifetime expected credit losses for trade receivables from initial recognition.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

1.	Accounting policies (continued)

1.16	Financial instruments (continued)

The Group’s assessment of expected credit losses incorporates historical default experience, current conditions and forward-looking information, including the creditworthiness of counterparties and the requirement for customers to pre-fund settlement balances.

Given the short-term nature of receivables and the Group’s risk management practices, including pre-funding arrangements, the impairment approach applied is not materially different from the simplified approach permitted under IFRS 9.

Loss allowances are measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows.

Borrowings and loans from related parties

Loans from group companies, loans from shareholders and borrowings are classified as financial liabilities subsequently measured at amortised cost.

Interest expense on borrowings is calculated on the effective interest method, and is included in profit or loss.

Trade and other payables

Trade and other payables, excluding VAT and amounts received in advance, are classified as financial liabilities subsequently measured at amortised cost.

Cash and cash equivalents

Cash and cash equivalents are stated at carrying amount which is deemed to be amortised cost.

Derecognition

The company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the company retains substantially all the risks and rewards of ownership of a transferred financial asset, the company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The company derecognises financial liabilities when its obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

2.	Accounting estimates and judgements

In preparing the consolidated financial statements, management has made judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

The areas involving the most significant judgement and estimation uncertainty, and which could result in a material adjustment to the carrying amounts of assets and liabilities in the next financial year, are set out below.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

2.	Accounting estimates and judgements (continued)

2.1	Judgements

Acting as principal

Monavate has considered whether, in its relationship as a principal member of Card schemes; Mastercard, Visa and Discover, it acts as agent in contracts with its customers, or principal in its own right. This determines whether it grosses up revenues and costs of sale, or only records the commissions as revenue.

Considering relevant factors, such as primary responsibility for provision of services and credit risk, Monavate has concluded that it does act as principal in its relationships with its customers and hence records gross revenues and costs of sale.

Capitalisation of internally generated software

Monavate capitalises internally generated software when it meets the criteria explained within the ccounting policies.

Judgement is required in determining when a project moves from the research phase to the development phase, at which point costs become eligible for capitalisation. This includes assessing technical feasibility, the intention and ability to complete the asset, and the probability of future economic benefits.

An assessment is made on a project-by-project basis as to whether the costs meet the recognition criteria. Management applies judgement based on prior experience of developing similar software solutions.

Further judgement is applied in determining the useful economic lives of capitalised software and the appropriate amortisation method. These estimates are reviewed periodically.

Capitalised software assets are also reviewed for indicators of impairment at each reporting date, and where such indicators exist, an impairment assessment is performed in accordance with IAS 36.

The Director consider that the assumptions applied in capitalisation, amortisation and impairment assessments are appropriate and that the carrying value of capitalised software is supported by the expected future economic benefits of the related assets.

Accounting for preferred shares

In prior periods, the Group issued preferred shares which contained both liability and equity components. Under IAS 32, the proceeds are allocated between the liability and equity components. The Company has achieved this by determining the amount of the liability component, being the fair value of a similar liability that does not have a conversion feature. The equity component is the residual value from the proceeds. The transaction costs have been allocated in proportion to the respective components.

During the current year, all preference share liabilities were settled through the issue of equity instruments and, as a result, this policy is not applicable at 31 December 2025.

Variable consideration

Revenue includes estimates of variable consideration, such as interchange income, which may be subject to reversals arising from chargebacks or transaction reversals.

Variable consideration is included in revenue only to the extent that it is highly probable that a significant reversal will not occur when the uncertainty is resolved.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

2.	Accounting estimates and judgements (continued)

2.1	Judgements (continued)

The Group calculates variable consideration using historical data, current trends and contractual terms with customers and scheme providers.

Recoverability of investments and intangible assets

The Company holds investments in subsidiary undertakings, and the Group carries intangible assets arising primarily from internally developed software.

Assessing the recoverability of these assets requires judgement in estimating future cash flows and determining appropriate discount rates. These estimates are sensitive to changes in revenue growth assumptions and cost structures.

At the reporting date, management concluded that no impairment was required in respect of the Group’s intangible assets. An impairment charge of £768k was recognised in the Company in respect of investment balances during the year.

3.	Revenue

The following is an analysis of the Group’s revenue for the year from continuing operations:

	2025	2024
	£000	£000
Rendering of payment processing services	61,454	45,109

	61,454	45,109

All turnover arose within the UK and Europe.

Contract liabilities represent consideration received in advance of the Group satisfying its performance obligations and primarily comprise advance billing in respect of setup fees and minimum monthly charges. Contract liabilities are presented within deferred income in Note 15.

Contract liability (deferred income) for 2025 is £254k (2024: £390k).

4.	Operating expenses

	2025	2024
	£000	£000
Depreciation of property, plant and equipment	18	21
Amortisation of intangible assets	3,031	2,728
Contractors	452	42
Exchange differences	573	171
Lease expenses	126	199
Staff costs	5,097	6,468
Audit fees	241	166

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

5.	Auditor’s remuneration

During the year, the Group obtained the following services from the Company’s auditor and its associates:

	2025 £000	2024 £000
Fees payable to the Company’s auditor and its associates for the audit of the consolidated and parent Company’s financial statements	241	166
Fees payable to the Company’s auditor in respect of:
Taxation compliance services	4	10
Preparation of financial statements	6	8

6.	Employees

Group

	2025 £000	2024 £000
Employee benefit expenses (including Directors) comprise:
Wages and salaries	4,179	3,935
National insurance	508	446
Defined contribution pension cost	410	312

	5,097	4,693

The monthly average number of persons, including the Directors, employed by the Group during the year was as follows:

	2025 No.	2024 No.
Management	5	5
Sales	3	2
Administration	37	31

	45	38

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

7.	Directors’ remuneration

	2025 £000	2024 £000
Salaries and wages	685	723
Social security costs	98	97
Group contributions to pension schemes	51	71

	834	891

The highest paid director’s emoluments were as follows:

	2025 £000	2024 £000
Total remuneration	364	399
Group contributions to pension schemes	25	35

	389	434

8.	Finance income and expense

Recognised in profit or loss

	2025 £000	2024 £000
Finance income
Other interest receivable	657	588

Total finance income	657	588

Finance expense
Interest on loan component of preference shares	—	892
Loan note interest	907	952

Total finance expense	907	1,844

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

9.	Tax expense

9.1	Income tax recognised in profit or loss

	2025 £000	2024 £000
Current tax
Current tax on profits for the year	(53)	14

Total current tax	(53)	14
Deferred tax expense
Origination and reversal of timing differences	393	65
Adjustments in respect of prior years	(403)	—

Total deferred tax	(10)	65

Total tax expense	(63)	79

The reasons for the difference between the actual tax charge for the year and the standard rate of corporation tax in the United Kingdom applied to losses for the year are as follows:

	2025 £000	2024 £000
Loss for the year	(8,203)	(5,334)
Income tax expense	(63)	79

Loss before income taxes	(8,266)	(5,255)
Tax using the Company’s domestic tax rate of 25% (2024: 27.37%)	(2,067)	(1,438)
Expenses not deductible for tax purposes	195	—
Fixed asset differences	(915)	490
Other permanent differences	1	—
Adjustments to tax charge in respect to previous periods - deferred tax	(402)	—
Movement in deferred tax not recognised	2,808	1,028
Other differences leading to an increase/(decrease) in the tax charge	317	(1)

Total tax expense	(63)	79

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

9.	Tax expense (continued)

9.2	Deferred tax balances

The following is the analysis of deferred tax assets/(liabilities) presented in the consolidated statement of financial position:

	2025	2024
	£000	£000
Deferred tax liabilities	(1,142)	(1,152)

	(1,142)	(1,152)

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

10.	Intangible assets

Group

	Website £000	Computer software £000	Total £000
Cost
At 1 January 2024	64	7,293	7,357
Additions - external	—	2,243	2,243

At 31 December 2024	64	9,536	9,600
Additions - external	—	2,878	2,878

At 31 December 2025	64	12,414	12,478

	Website £000	Computer software £000	Total £000
Accumulated amortisation and impairment
At 1 January 2024	57	177	234
Adjustments for prior period error (note 21)	—	963	963

At 1 January 2024 (adjusted balance)	57	1,140	1,197
Charge for the year - owned	7	2,721	2,728

At 31 December 2024 (after transition adjustment)	64	3,861	3,925
Charge for the year - owned	—	3,031	3,031

At 31 December 2025	64	6,892	6,956

Net book value
At 31 December 2024 (as restated)	—	5,675	5,675
At 31 December 2025	—	5,522	5,522

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

11.	Property, plant and equipment

Group

	Fixtures and fittings £000	Computer equipment £000	Total £000
Cost or valuation
At 1 January 2024	50	73	123
Additions	—	5	5

At 31 December 2024	50	78	128
Additions	—	14	14
Disposals	—	(8)	(8)

At 31 December 2025	50	84	134

	Fixtures and fittings £000	Computer equipment £000	Total £000
Accumulated depreciation and impairment
At 1 January 2024	38	46	84
Charge owned for the year	8	13	21

At 31 December 2024	46	59	105
Charge owned for the year	3	15	18
Disposals	—	(6)	(6)

At 31 December 2025	49	68	117

Net book value
At 1 January 2024	12	27	39
At 31 December 2024	4	19	23
At 31 December 2025	1	16	17

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

12.	Investments

Company

	2025	2024
	£000	£000
Investments in subsidiary companies	15,080	11,718

	15,080	11,718

The Company increased its investment in Monavate Limited during the year by purchasing the following additional Ordinary shares:

•	23 October 2025 - 1,130,000 ordinary £1 shares

•	16 December 2025 - 3,000,000 ordinary £1 shares

Subsidiaries

Details of the Group’s material subsidiaries at the end of the reporting period are as follows:

		Proportion of ownership
Name of subsidiary	Place of incorporation and operation		(%)
		2025	2024
1) Monavate Limited	The Officers Mess Business Centre, Royston Road, Duxford, Cambridge, England, CB22 4QH	100	100

During the year, as part of group restructuring, the Company disposed of its investment in UAB Monavate for £768k (see note 13). As a result, UAB Monavate is no longer included in the Company’s investments at the reporting date.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

13.	Disposal of subsidiaries

13.1	Subsidiaries disposed

Date of Consideration
Name	disposal	received
£000
UAB Monavate	31/10/25	—

13.2	Analysis of assets and liabilities over which control was lost

	UAB Monavate £000	Total £000
Non-current assets
Property, plant and equipment	1	1
Current assets
Cash and cash equivalents	50	50
Trade and other receivables	5,990	5,990
Current liabilities
Trade and other liabilities	(2,572)	(2,572)

	3,469	3,469

13.3	(Loss) on disposal

	UAB Monavate £000	Total £000
Consideration received	—	—
Net liabilities disposed of	(3,469)	(3,469)

(Loss) on disposal	(3,469)	(3,469)

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

14.	Trade and other receivables

Group

	2025 £000	2024 £000
Non-current
Trade receivables	—	67

Total non-current trade and other receivables	—	67

Current
Trade receivables	592	785
Prepayments and accrued income	3,290	3,325
Tax recoverable	406	354
Other receivables	—	29

Total current trade and other receivables	4,288	4,493

Company

	2025 £000	2024 £000
Current
Amounts owed by group undertakings	—	8
Prepayments and accrued income	48	20
Tax recoverable	53	—
Other receivables	1	29

Total current trade and other receivables	102	57

Amounts owed by group undertakings are unsecured, interest free and repayable on demand.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

15.	Cash and cash equivalents

Group

	2025	2024
	£000	£000
Safeguarded cash at bank	5,876	40,778
Settlement cash at bank	203,927	208,075
Operational cash at bank	6,233	1,358

	216,036	250,211

Included in cash and cash equivalents are £5,876k (2024: £40,778k) of client funds which are safeguarded under the Group’s 2EMD license.

The operational cash at bank balance includes £50,000 (2024: £50,000) held in with ClearBank as a minimum balance requirement. This amount is ring-fenced and not available for the Company’s operational or working capital use.

	2025	2024
Company	£000	£000
Operational cash at bank	—	3

	—	3

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

16.	Trade and other payables

Group

	2025 £000	2024 £000
Current
Trade payables	2,944	2,498
Accruals	2,953	2,051
Other payables - tax and social security payments	305	476
Deferred income	254	390
Other creditors	10,224	151
Settlement fund liabilities	203,927	208,075
Card holder balances	5,876	40,778

Total current trade and other payables	226,483	254,419

Safeguarded client funds are externally restricted, do not represent resources available to the Group, and are therefore excluded from the assessment of the Group’s liquidity risk.

Other creditors includes amounts received from partners, for development of the processing platform, that have not been utilised against associated costs.

Company

	2025 £000	2024 £000
Current
Trade payables	484	83
Payables to related parties	6,983	3,276
Other creditors	2,455	—
Accruals	1,234	592
Other payables - tax and social security payments	222	215

Total current trade and other payables	11,378	4,166

Amounts owed to group undertakings are unsecured, interest free and repayable on demand.

Other creditors includes amounts received from partners, for development of the processing platform, that have not been utilised against associated costs.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

17.	Loans and borrowings

Group

	2025 £000	2024 £000
Non-current
Bank loans - secured	—	16,028
Redeemable preference shares	—	6,350

	—	22,378
Current
Bank loans - secured	—	20

	—	20

Total loans and borrowings	—	22,398

Company
	2025 £000	2024 £000
Non-current
Bank loans - secured	—	16,028
Redeemable preference shares	—	6,350

	—	22,378
Current
Bank loans - secured	—	20

	—	20

Total loans and borrowings	—	22,398

During the year, the Company settled its loan and redeemable preference share liabilities of £22,398k through the issue of equity instruments.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

18.	Share capital

Issued and fully paid

	2025 Number	2025 £000	2024 Number	2024 £000
Ordinary shares of £0.01 each
At 1 January and 31 December	550,000	6	550,000	6

	2025 Number	2025 £000	2024 Number	2024 £000
Preferred shares of £0.01 each
At 1 January*	450,000	4	450,000	4
Shares issued	2,659,590	27	—	—

At 31 December	3,109,590	31	450,000	4

Ordinary shares carry one vote per share and rank pari passu in respect of dividends and capital.

Preferred shares do not carry voting rights and have preferential rights in respect of distributions as defined in the Company’s articles of association.

During the year, redeemable preference shares classified as liabilities were settled through the issue of equity instruments and are now classified fully as equity at 31 December 2025.

*	rounded down

19.	Reserves

Profit and loss account

The profit and loss reserve represents cumulative profits and losses, net of dividends and other adjustments.

Share premium

This reserve records the amount above the nominal value received for shares issued, less transaction costs.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

20.	Financial instruments risk management

The Group’s financial instruments comprise cash and cash equivalents, trade and other receivables, trade and other payables, and loans and borrowings. The principal risks arising from the Group’s financial instruments are credit risk, liquidity risk and market risk. The Board reviews and agrees policies for the management of each of these risks, as summarised below.

20.1 Foreign currency risk management

Foreign exchange risk arises where the Group transacts in currencies other than its functional currency, Sterling. The Group’s exposure to foreign exchange risk primarily arises from trading activity denominated in Euros.

The Group does not currently hedge foreign exchange exposures, as management considers the level of exposure to be within acceptable limits.

A reasonably possible change in foreign exchange rates at the reporting date would not have a material impact on the Group’s profit or equity.

20.2 Interest rate risk management

The Group’s exposure to interest rate risk is limited, as its financial assets and liabilities are primarily held at fixed rates or short-term variable rates. Accordingly, changes in market interest rates would not have a significant impact on the Group’s financial performance.

20.3 Credit risk management

The Group’s principal exposure to credit risk arises from trade and other receivables and cash held with financial institutions.

The Group mitigates credit risk by:

•	dealing with creditworthy customers;

•	requiring prefunding of settlement obligations from customers; and

•	holding cash balances with regulated financial institutions.

The maximum exposure to credit risk at the reporting date is represented by the carrying value of financial assets recognised in the balance sheet.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

20.	Financial instruments risk management (continued)

20.4 Liquidity risk management

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due.

The Group manages liquidity risk by maintaining adequate cash reserves, regularly monitoring cash flow forecasts, and ensuring that operational liabilities are settled in the normal course of business.

A significant portion of cash balances and corresponding liabilities relate to safeguarded customer funds held under the Group’s EMI licence. These balances are externally restricted, are not available to meet the Group’s own obligations, and therefore do not represent liquidity risk for the Group.

Management considers the Group’s liquidity risk to be low.

Liquidity and interest risk tables

The following tables detail the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The tables include both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amount is derived from interest rate curves at the end of the reporting period. The contractual maturity is based on the earliest date on which the Group may be required to pay.

	Carrying amount £000	Total £000	1 - 3 months £000	3 - 12 months £000	1 -2 years £000	2 - 5 years £000	More than 5 years £000
31 December 2025
Accruals	2,953	2,953	—	2,953	—	—	—
Trade payables	2,944	2,944	—	2,944	—	—	—
Settlement liabilities	203,927	203,927	203,927	—	—	—	—
Safeguarded balances	5,876	5,876	5,876	—	—	—	—

	215,700	215,700	209,803	5,897	—	—	—

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

20.	Financial instruments risk management (continued)

20.4 Liquidity risk management (continued)

	Carrying amount £000	Total £000	1 - 3 months £000	3 - 12 months £000	1 -2 years £000	2 - 5 years £000	More than 5 years £000
31 December 2024
Accruals	2,051	2,051	—	2,051	—	—	—
Secured bank loans	16,048	16,048	—	20	16,028	—	—
Trade payables	2,498	2,498	—	2,498	—	—	—
Settlement liabilities	208,075	208,075	—	208,075	—	—	—
Safeguarded balances	40,778	40,778	—	40,778	—	—	—

	269,450	269,450	—	253,422	16,028	—	—

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

20.	Financial instruments risk management (continued)

20.5 Fair value of financial instruments

All of the Group’s financial assets and liabilities are measured at amortised cost. The Directors consider that the carrying values approximate fair value due to the short-term nature of these balances.

As no financial instruments are measured at fair value, the fair value hierarchy set out in IFRS 7 is not applicable to the Group.

21.	Transition to IFRS

Reconciliation of equity

On transition from FRS 102 to IFRS, the Group applied IFRS recognition and measurement principles in accordance with IFRS 1. No material adjustments arose on transition.

During the year, an error was identified in the amortisation of internally generated software in prior periods, where amortisation had not been recognised in accordance with the Company’s accounting policy. This error arose in periods prior to the date of transition (01 January 2024).

In accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, the error has been corrected retrospectively. The cumulative effect has been recognised as an adjustment to opening retained earnings at 01 January 2024, with a corresponding increase in accumulated amortisation of £3,658,927. Of this amount, £2,696,219 relates to the year ended 31 December 2024, with the remainder relating to earlier periods.

The impact of the restatement on the Group’s financial position is as follows:

	01 January 2024 As previously stated £’000	01 January 2024 As restated £’000	31 December 2024 As previously stated £’000	31 December 2024 As restated £’000
Intangible assets:
Computer software accumulated amortisation	177	1,140	202	3,861
Profit and loss account	(12,165)	(13,128)	(14,803)	(18,462)

Reconciliation of equity at the date of transition (01 January 2024)

£000
Total equity under FRS 102	(11,203)
Adjustments on transition to IFRS	(963)

Total equity under IFRS	(12,166)

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

Reconciliation of equity at 31 December 2024

£000
Total equity under FRS 102	(13,841)
Adjustments on transition to IFRS	(3,659)

Total equity under IFRS	(17,500)

Reconciliation of loss for the year ended 31 December 2024

£000
Loss under FRS 102	(2,638)
Adjustments on transition to IFRS	(2,696)

Loss under IFRS	(5,334)

Following a detailed assessment of all applicable standards, including IFRS 15 Revenue from Contracts with Customers, IAS 38 Intangible Assets, IFRS 9 Financial Instruments, IFRS 16 Leases, and IAS 12 Income Taxes, management concluded that the Group’s accounting policies under FRS102 were consistent with the recognition and measurement principles required under IFRS.

Company

The transition from FRS 102 to IFRS did not result in any differences in the recognition or measurement of the Company’s assets, liabilities or equity.

2025
£000
Reconciliation of equity at the date of transition (01 January 2024)
Total equity under FRS 102	(9,426)
Adjustments on transition to IFRS	—

Total equity under IFRS	(9,426)

2025 £000
Reconciliation of equity at 31 December 2024
Total equity under FRS 102	(14,786)
Adjustments on transition to IFRS	—

Total equity under IFRS	(14,786)

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

2025 £000
Reconciliation of loss for the year ended 31 December 2024
Loss under FRS 102	(5,360)
Adjustments on transition to IFRS	—

Loss under IFRS	(5,360)

Following a detailed assessment of all applicable standards, including IFRS 15 Revenue from Contracts with Customers, IAS 38 Intangible Assets, IFRS 9 Financial Instruments, IFRS 16 Leases, and IAS 12 Income Taxes, management concluded that the Company’s accounting policies under FRS102 were consistent with the recognition and measurement principles required under IFRS.

22.	Contingent liabilities

The Group has granted a debenture dated 1 December 2025 in favour of Exodus Movement Inc. Exodus Movement Inc. became the Group’s ultimate parent undertaking after the year end.

The debenture includes fixed charges over certain assets (including intellectual property, receivables and bank accounts) and a floating charge over all present and future assets and undertakings of the Group.

At 31 December 2025, no amounts were outstanding under the related financing arrangements. The debenture remained in place and continued to impose certain covenants and restrictions, including a negative pledge over the Group’s assets.

On 30 April 2026, Exodus Movement Inc acquired the entire issued share capital of Monavate Holdings Limited. As such, the Directors consider the charges to be satisfied.

23.	Related party transactions

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.

23.1	Trading transactions

During the year, group entities entered into the following trading transactions with related parties that are not members of the Group:

	Sales of goods and services
	2025	2024
	£000	£000
Lucas Safety Limited	8	11

	8	11

Lucas Safety Limited is a company owned by a director’s brother.

Included within other creditors is an amount of £5,294k (2024: £Nil) payable to a related party. These balances arise from funding arrangements and are unsecured, interest-free and repayable on demand.

MONAVATE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2025 AND 2024

24.	Ultimate controlling party

At the year end, the immediate and ultimate parent undertaking was W3c Corp, a company incorporated and registered in the United States. The address of W3c Corp is 1201 North Orange Street, Wilmington, DE 19801.

In the opinion of the Directors, there is no ultimate controlling party.

25.	Events after the reporting date

On 30 April 2026, Monavate Holdings Ltd was acquired by Exodus Movement, Inc., a company incorporated and registered in the United States. The address of Exodus Movement, Inc. is 15418 Weir Street, #333, Omaha, NE 68137.